EXHIBIT 10.1

AMENDMENT NUMBER FOUR
TO THE ASSURANT EXECUTIVE PENSION PLAN

THIS AMENDMENT to the Assurant Executive Pension Plan, as amended and restated effective as of January 1, 2009 (the “Plan”), is adopted by the Assurant, Inc. Benefit Plans Committee (the “Committee”) effective as of February 29, 2016.

W I T N E S S E T H:

WHEREAS, Assurant, Inc. (the “Company”) currently maintains the Plan;

WHEREAS, pursuant to Article 8 of the Plan, the Assurant, Inc. Benefit Plans Committee (the “Committee”) has the authority to amend the Plan, unless the amendments would significantly increase the Company’s liabilities for the Plan; and

WHEREAS, the Committee wishes to amend the Plan to freeze the further accrual of benefits under the Plan and the Committee has determined that such amendments will not significantly increase the Company’s liabilities for the Plan;

NOW THEREFORE, the Committee amends the Plan as follows:

1.

Effective as of February 29, 2016, a new Section 3.03 is hereby added to the Plan to read as follows:

“3.03    Plan Freeze    Notwithstanding anything herein to the contrary, all Pension Benefits accrued under this Plan shall be permanently frozen, effective February 29, 2016.”
2.
Effective as of February 29, 2016, the definition of “Annual Compensation” found in Article 11 of the Plan is hereby amended to read as follows:
“Annual Compensation means “Annual Compensation” as defined in the Pension Plan. Notwithstanding anything herein to the contrary, in no event shall amounts paid after February 29, 2016 be taken into account as Annual Compensation hereunder. ”
3.
Effective as of February 29, 2016, the definition of “Executive Compensation” in Article 11 of the Plan is amended by adding the following new sentence at the end thereof:
“In addition, in no event shall amounts paid after February 29, 2016 be taken into account as Executive Compensation hereunder.”
4.

A new Section 4.04 is hereby added to the Plan to read as follows:

“4.04    Continuation of Vesting after February 29, 2016. For the avoidance of doubt, notwithstanding the freezing of all Pension Benefits effective February 29, 2016, a Participant shall continue to accrue additional vesting service under this Article 4 after February 29, 2016.”

* * * * *

Except as amended herein, the Plan shall continue in full force and effect.

IN WITNESS WHEREOF, the undersigned has adopted this Amendment Number Four to the Assurant Executive Pension Plan on the date shown below, to be effective as of the dates set forth herein.

ASSURANT, INC.
BENEFIT PLANS COMMITTEE

Date:	1/25/2016	By	/s/ Robyn Price Stonehill
Robyn Price Stonehill Chairperson, Assurant, Inc. Benefits Plan Committee Executive Vice President and Chief Human Resources Officer